                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Gables Residential Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            GABLES RESIDENTIAL TRUST

                             2859 PACES FERRY ROAD
                            OVERLOOK III, SUITE 1450
                             ATLANTA, GEORGIA 30339

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 1997
                             ATLANTA, GEORGIA 30339

                            ------------------------

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Gables Residential Trust (the "Company") will be held on Tuesday, May 13, 1997 at 9:00 a.m. at the Vinings Club located in the office building of the Company's headquarters at 2859 Paces Ferry Road, Atlanta, Georgia 30339 for the following purposes:

          1. To elect three Class III Trustees of the Company to serve until the 2000 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified; and

          2. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Trustees has fixed the close of business on March 20, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record of the Company's common shares of beneficial interest, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Trustees, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Shareholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Trustees

                                          MARVIN R. BANKS, JR.
                                          Secretary

Atlanta, Georgia
March 31, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            GABLES RESIDENTIAL TRUST

                             2859 PACES FERRY ROAD
                            OVERLOOK III, SUITE 1450
                             ATLANTA, GEORGIA 30339
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                    FOR 1997 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 1997

                                                                  March 31, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Gables Residential Trust (the "Company") for use at the 1997 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 13, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to vote upon the election of three Class III Trustees of the Company and to act upon any other matters properly brought before them.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to shareholders on or about March 31, 1997. The Board of Trustees has fixed the close of business on March 20, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only shareholders of record of the Company's common shares of beneficial interest, par value $.01 per share ("Common Shares"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 19,329,371 Common Shares outstanding and entitled to vote at the Annual Meeting. Holders of Common Shares outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted in determining the presence of a quorum. A plurality of votes cast shall be sufficient for the election of trustees. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing trustees and will not affect the election of the candidates receiving a plurality of votes. A broker "non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

     SHAREHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS III TRUSTEES OF THE COMPANY NAMED IN THIS PROXY STATEMENT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A shareholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any shareholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 1997 Annual Report, including financial statements for the fiscal year ended December 31, 1996, is being mailed to shareholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of the Company's annual report to the Securities and Exchange Commission on Form 10-K may be obtained by writing to the Secretary of the Company.

                       PROPOSAL 1:  ELECTION OF TRUSTEES

INTRODUCTION

     The Board of Trustees of the Company ordinarily consists of seven members who are divided into three classes (there are currently only six members due to a vacancy in Class II). At the Annual Meeting, three Class III Trustees will be elected to serve until the 2000 Annual Meeting and until their successors are duly elected and qualified. The Board of Trustees has nominated John T. Rippel, Peter D. Linneman and Lauralee E. Martin to serve as Class III Trustees (the "Nominees"). Each of the Nominees is currently serving as a trustee of the Company. The Board of Trustees anticipates that each of the Nominees will serve, if elected, as a trustee. However, if any person nominated by the Board of Trustees is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Trustees may recommend. The Board of Trustees will consider a nominee for election to the Board of Trustees recommended by a shareholder of record if the shareholder submits the nomination in compliance with the requirements of the Company's Bylaws. See "Other Matters -- Shareholder Proposals" for a summary of these requirements.

RECOMMENDATION

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES, OTHER TRUSTEES AND EXECUTIVE OFFICERS

     The following biographical descriptions set forth certain information with respect to the three Nominees for election as trustees at the Annual Meeting, each trustee who is not up for election and the executive officers who are not trustees, based on information furnished to the Company by each trustee and officer. Prior to the Company's initial public offering in January, 1994 (the "IPO"), each executive officer was associated in the capacities described below with one of the Atlanta, Houston or Dallas Divisions of Trammell Crow Residential, which Divisions, collectively, were the predecessor to the Company (the "Predecessor"). The following information is as of February 28, 1997.

Nominees for Election as Trustees -- Term Expiring 2000

     JOHN T. RIPPEL. Mr. Rippel is a trustee, President and Chief Operating Officer of the Company. Prior to becoming President and Chief Operating Officer in December, 1995, Mr. Rippel served as Senior Vice President, responsible for the development and acquisition of multifamily properties in Houston, San Antonio and Austin. Mr. Rippel joined the Company's Predecessor in 1982 as the chief financial officer for the Predecessor's start-up operation in Houston and later led the expansion of the organization into the southwestern United States. Prior to joining the Company's Predecessor, Mr. Rippel was a CPA with Kenneth Leventhal Company, a national public accounting firm recognized for its expertise in the real estate industry. Mr. Rippel is a graduate of The University of Texas at Austin where he received a bachelor's degree in accounting. He is 42 years old.

     PETER D. LINNEMAN. Dr. Linneman is a trustee of the Company. Dr. Linneman is the Albert Sussman professor of finance, real estate and public policy at The Wharton School of Business at the University of Pennsylvania. Dr. Linneman also serves as the Director of the Wharton Real Estate Center and Chairman of the Real Estate Department. He has written extensively in the fields of real estate, finance and economics. Dr. Linneman is an Urban Land Institute Research Fellow, as well as a member of NAREIT. He is a member of the boards of directors of both Kranzco Realty Trust and Universal Health Realty Trust, which are New York Stock Exchange listed real estate investment trusts. He was also chairman of the board of Rockefeller Center Properties, Inc. A graduate of Ashland University, Dr. Linneman received both his master's and Ph.D. degrees in economics from the University of Chicago. He is 45 years old.

     LAURALEE E. MARTIN. Ms. Martin is a trustee of the Company. Ms. Martin is Chief Financial Officer of Heller Financial Inc., an international commercial finance company. Ms. Martin oversees the treasury operations, tax, information technology and controllership functions. In addition, Ms. Martin serves on the Heller International Corporation board of directors and reports directly to the chairman. Prior to joining Heller Financial Inc., she held various positions at General Electric Credit Corporation, including president, General Electric Mortgage, and manager of Construction Lending Operations. Ms. Martin received her master of business administration from the University of Connecticut and her bachelor's degree from Oregon State University. She is 46 years old.

Incumbent Trustees -- Term Expiring 1998

     MARCUS E. BROMLEY. Mr. Bromley is the Chairman of the Board of Trustees and Chief Executive Officer and has been since the Company's IPO. Mr. Bromley also served as President of the Company from the time of the Company's IPO until December, 1995, when Mr. Rippel was named President and Chief Operating Officer of the Company. Mr. Bromley joined the Company's Predecessor in 1982 and was responsible for overseeing the development and lease-up of multifamily properties in the Southeastern United States. Prior to joining the Company's Predecessor, Mr. Bromley was chief financial officer for a large engineering firm from 1976 to 1982, and assistant treasurer for the Amelia Island Company from 1973 to 1976. Mr. Bromley received his master of business administration degree from the University of North Carolina at Chapel Hill. He earned a bachelor's degree in economics from Washington and Lee University. Mr. Bromley is a former president of the Atlanta Apartment Association and currently serves on its board of directors, as well as the board of the National Multi-Housing Council. Mr. Bromley also serves on the Board of Advisors for The School of Commerce, Economics and Politics at Washington and Lee University, and the Development Committee of The Westminster Schools. He is 47 years old.

     DAVID M. HOLLAND. Mr. Holland is a trustee of the Company. Mr. Holland is the assistant to the chairman of the board of DSC Communications Corporation, a communications equipment company listed on the New York Stock Exchange, and formerly served as Senior Vice President, Sales, Marketing & Service, as well as Corporate Planning and Development. Prior to joining DSC Communications Corporation, Mr. Holland held various positions, including executive vice president and chief marketing officer at Sprint Communication Company, and executive positions at Datapoint Corporation and Xerox Corporation. Mr. Holland received his bachelor's degree in business from Michigan State University. He is 60 years old.

Incumbent Trustee -- Term Expiring 1999

     JOHN W. MCINTYRE. Mr. McIntyre is a trustee of the Company. Mr. McIntyre is former vice chairman of the board of directors of Citizens and Southern Corporation, a bank holding company, and former chairman of the board of directors and CEO of Citizens and Southern Georgia Corporation and Citizens and Southern National Bank. Mr. McIntyre is a director or trustee of a number of organizations, including the Global Health Science Fund, the Invesco Mutual Funds and affiliated entities, the Golden Poultry Company and the Kaiser Foundation Health Plan of Georgia. Mr. McIntyre received his bachelor's degree in business administration from Emory University School of Business, and attended the Business Executive Management Program at Stanford University Graduate School of Business. He is 66 years old.

Executive Officers Who Are Not Trustees

     WILLIAM M. HAMMOND. Mr. Hammond is a Senior Vice President in charge of the Company's property operations. Mr. Hammond joined the Company's Predecessor in 1988 and was responsible for running one of the Predecessor's largest management divisions. Prior to joining the Company's Predecessor, Mr. Hammond was an assistant vice president and asset manager for CIGNA Real Estate Investments. Before joining

CIGNA, he served as vice president for a national real estate company, where he directed the residential management activities in the eastern United States. Mr. Hammond is a graduate of Michigan State University where he received a bachelor's degree in science. A former president of the Northern Virginia Apartment Association, Mr. Hammond has also served on the board of directors for the Apartment Association of Greater Dallas. He is 41 years old.

     C. JORDAN CLARK. Mr. Clark is a Senior Vice President in charge of the Company's development and acquisition efforts in the Southeast. Mr. Clark joined the Company's Predecessor in 1986 as a development associate. Prior to joining the Company's Predecessor, Mr. Clark was the curator of the 3M art collection in Minnesota. Mr. Clark received his master of business administration degree from the University of North Carolina at Chapel Hill. He also holds a master's degree in art history from the University of Virginia and an undergraduate degree in English from Davidson College. He is 41 years old.

     MARVIN R. BANKS, JR. Mr. Banks is Vice President, Secretary and Chief Financial Officer and has been since the Company's IPO. He is responsible for all corporate financings, financial reporting and all accounting and tax issues. Mr. Banks joined the Company's Predecessor in 1987 and since 1990 was the chief financial officer for certain divisions. Prior to joining the Company's Predecessor, he was a CPA with Ernst & Young, where he specialized in the financial services and construction industries. Mr. Banks is a graduate of the University of Texas at Austin with a bachelor's degree in accounting and is a member of the Urban Land Institute. He is 35 years old.

BOARD OF TRUSTEES AND COMMITTEES

     The Company is managed by a seven member Board of Trustees, a majority of whom are independent of the Company's management (the "Independent Trustees"). Following the resignation of Perry M. Parrott, Jr. as a trustee on October 2, 1996, the Board has been comprised of six trustees. The Company's Board of Trustees is divided into three classes, and the members of each class of trustees serve for staggered three-year terms. The Board is composed of two Class I Trustees (Messrs. Bromley and Holland), two Class II Trustees (consisting at present of Mr. McIntyre only) and three Class III Trustees (Messrs. Rippel and Linneman and Ms. Martin), who are up for election at the Annual Meeting. The terms of the Class I and Class II Trustees will expire upon the election and qualification of trustees at the annual meetings of shareholders held following the fiscal years ending December 31, 1997 and 1998, respectively. At each annual meeting of shareholders, trustees will be reelected or elected for a full term of three years to succeed those trustees whose terms are expiring.

     During 1996, the Board of Trustees met nine times. Each trustee attended at least 75% of the aggregate of the total number of meetings of the Board of Trustees and meetings of the committees of the Board of Trustees of which he or she was a member.

     Audit Committee. The Board of Trustees has established an Audit Committee consisting of Mr. McIntyre, as Chairperson, and Ms. Martin and Mr. Linneman. The Audit Committee is responsible for making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. During 1996, the Audit Committee met two times.

     Compensation Committee. The Board of Trustees has also established a Compensation Committee consisting of Mr. Holland, as Chairperson, and Messrs. Linneman and McIntyre and Ms. Martin. The Compensation Committee exercises all powers of the Board of Trustees in connection with the compensation of executive officers of the Company, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the Company's Second Amended and Restated 1994 Share Option and Incentive Plan, as amended (the "1994 Share Option Plan" or "Plan") and cash bonuses under the Company's Incentive Compensation Plan. During 1996, the Compensation Committee met four times.

     Investment Committee. Gables GP, Inc. ("GGPI") is a wholly-owned subsidiary of the Company and is the sole general partner of Gables Realty Limited Partnership, a Delaware limited partnership and the entity through which the Company principally conducts its business operations (the "Operating Partnership"). The Board of Directors of GGPI and the Board of Trustees of the Company each have the same members. Each Board has established an Investment Committee of its respective Board currently consisting of Ms. Martin, as Chairperson, and Messrs. Bromley and Rippel. In general, the Investment Committee of GGPI has authority to cause GGPI, as general partner of the Operating Partnership, to make investment decisions on behalf of the Operating Partnership, provided, however, that the general subject matter of any such decision must have been previously approved by the full Board of GGPI. The Investment Committee of the Company has authority to enable the Company to guarantee indebtedness with respect to duly approved transactions entered into or to be entered into by GGPI and the Operating Partnership. During 1996, the Investment Committees of GGPI and the Company met nine times.

     Nominating Committee. In December, 1996, the Board of Trustees established a Nominating Committee consisting of Mr. Bromley, as Chairperson, and Mr. McIntyre and Ms. Martin. The Nominating Committee is primarily responsible for making recommendations to the Board with respect to (i) the size, composition, structure, functions, policies and practices of the Board and its committees;
(ii) the qualifications to be sought in the selection of persons to be considered for election to the office of Trustee and each committee of the Board; (iii) the procedures for identifying and recruiting qualified candidates for election to the office of Trustee; (iv) the candidates for election to fill vacancies in the office of Trustee and each committee of the Board; (v) the slate of nominees for election to the office of Trustee at each annual meeting of shareholders; and (vi) the evaluation of the Board's performance, of its relationship with management and of individual trustees. The Nominating Committee did not meet in 1996.

                COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

     Trustees. Trustees of the Company who are also employees receive no additional compensation for their services as trustees. During 1996, the Independent Trustees each received for their service as trustees (i) an annual trustee's fee of $16,000 and (ii) $1,000 per day for personal attendance at any meetings of the full Board of Trustees. During 1997, each Independent Trustee will receive for his or her service as a trustee (i) a quarterly trustee's fee of $4,600; (ii) $1,200 per day for personal attendance at any meetings of the full Board of Trustees; and (iii) $500 per day for personal attendance at any committee meetings held on days on which no meetings of the full Board of Trustees are held. Independent Trustees may elect to waive part or all of such fees in exchange for Common Share grants under the 1994 Share Option Plan, and each Independent Trustee has elected that after May 11, 1997 he or she shall receive 50% of such fees in the form of Common Share grants.

     Under the 1994 Share Option Plan, following each annual meeting of shareholders, each of the Company's Independent Trustees automatically receives an option to purchase 5,000 Common Shares at the market price of the Common Shares on the date of grant. Pursuant to this provision, following the 1996 Annual Meeting, each Independent Trustee was granted an option to purchase 5,000 Common Shares at $23.00 per share. All options granted to Independent Trustees vest one year after the date of grant.

     Executive Officers. The following table sets forth the compensation awarded to each of the six most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during each of the fiscal years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                               COMPENSATION AWARDS
                                     ANNUAL COMPENSATION     -----------------------
                                     --------------------     RESTRICTED                  ALL OTHER
                                      SALARY      BONUS      SHARE AWARDS    OPTIONS   COMPENSATION(1)
NAME AND PRINCIPAL POSITION   YEAR     ($)         ($)           ($)           (#)           ($)
---------------------------   ----   --------    --------    ------------    -------   ---------------
Marcus E. Bromley...........  1996   $180,000    $188,500(2)   $207,000(3)        0       $  6,585
  Chairman of the Board       1995    160,000     115,000(4)          0      20,000          6,303
  of Trustees and Chief       1994    140,000(5)  100,000(4)          0      47,000          4,954
  Executive Officer

John T. Rippel..............  1996    160,000     160,388(6)    170,775(7)        0          6,068
  President and Chief         1995    145,000     102,000(4)          0      15,000          6,225
  Operating Officer           1994    126,000(5)   85,000(4)          0      47,000          4,882

William M. Hammond..........  1996    152,000      88,988(8)     87,975(9)        0          2,721
  Senior Vice President       1995    145,000      92,000(4)          0      10,000          4,225
                              1994    116,667(5)   65,000(4)          0      47,000          3,938

C. Jordan Clark.............  1996    152,000     137,625(10)    155,250(11)      0          4,750
  Senior Vice President       1995    145,000     103,000(4)          0      15,000          4,539
                              1994    102,667(5)   80,000(4)          0      32,900          3,096

Marvin R. Banks, Jr.........  1996    152,000     137,625(12)    155,250(13)      0          7,360
  Chief Financial Officer     1995    145,000      97,000(4)          0      15,000          7,188
                              1994    112,000(5)   85,000(4)          0      28,200          3,762

Perry M. Parrott, Jr(14)....  1996    152,000           0             0           0        284,414(15)
  Senior Vice President       1995    145,000      91,000(4)          0      15,000          8,743
                              1994    126,000(5)   75,000(4)          0      47,000          6,818

---------------

 (1) 1996 amounts include the Company's matching contribution under its 401(k) plan ($4,750 for Mr. Bromley, $3,193 for Mr. Rippel, $1,586 for Mr. Hammond, $4,750 for Mr. Clark, $4,750 for Mr. Banks and $3,169 for Mr. Parrott) and the Company's cost of life insurance for 1996 ($1,835 for Mr. Bromley, $2,875 for Mr. Rippel, $1,135 for Mr. Hammond, $0 for Mr. Clark, $2,610 for Mr. Banks and $6,245 for Mr. Parrott).

 (2) Amount consists of (i) $85,000 which was paid in cash in 1997 and (ii) 4,000 unrestricted Common Shares ("Unrestricted Shares") awarded on February 21, 1997 under the 1994 Share Option Plan based on a closing price of the Common Shares on the date of grant of $25.875 (the "Share Price").

 (3) Consists of 8,000 restricted Common Shares ("Restricted Shares") awarded on February 21, 1997 under the 1994 Share Option Plan based on the $25.875 Share Price. These Restricted Shares vest in two equal annual installments beginning on January 1, 1998. Dividends will be paid on these Restricted Shares.

 (4) Amounts reflect bonuses in 1995 and 1994, which were paid in cash in 1996 and 1995, respectively.

 (5) 1994 amounts reflect actual base salary earned during 1994, beginning with the Company's commencement of operations on January 26, 1994. They are based on the following annual base salary rates: $150,000 for Mr. Bromley; $135,000 for Mr. Rippel; $125,000 for Mr. Hammond; $110,000 for Mr. Clark; $120,000 for Mr. Banks; and $135,000 for Mr. Parrott.

 (6) Amount consists of (i) $75,000 which was paid in cash in 1997 and (ii) 3,300 Unrestricted Shares awarded on February 21, 1997 based on the $25.875 Share Price.

 (7) Consists of 6,600 Restricted Shares awarded on February 21, 1997 based on the $25.875 Share Price. These Restricted Shares vest in two equal annual installments beginning on January 1, 1998. Dividends will be paid on these Restricted Shares.

 (8) Amount consists of (i) $45,000 which was paid in cash in 1997 and (ii) 1,700 Unrestricted Shares awarded on February 21, 1997 based on the $25.875 Share Price.

 (9) Consists of 3,400 Restricted Shares awarded on February 21, 1997 based on the $25.875 Share Price. These Restricted Shares vest in two equal annual installments beginning on January 1, 1998. Dividends will be paid on these Restricted Shares.

(10) Amount consists of (i) $60,000 which was paid in cash in 1997 and (ii) 3,000 Unrestricted Shares awarded on February 21, 1997 based on the $25.875 Share Price.

(11) Consists of 6,000 Restricted Shares awarded on February 21, 1997 based on the $25.875 Share Price. These Restricted Shares vest in two equal annual installments beginning on January 1, 1998. Dividends will be paid on these Restricted Shares.

(12) Amount consists of (i) $60,000 which was paid in cash in 1997 and (ii) 3,000 Unrestricted Shares awarded on February 21, 1997 based on the $25.875 Share Price.

(13) Consists of 6,000 Restricted Shares awarded on February 21, 1997 based on the $25.875 Share Price. These Restricted Shares vest in two equal annual installments beginning on January 1, 1998. Dividends will be paid on these Restricted Shares.

(14) Effective November 11, 1996, Mr. Parrott resigned as Senior Vice President. See "Employment and Severance Agreements."

(15) 1996 amount includes a lump sum severance payment of $275,000 made pursuant to a severance agreement, dated November 11, 1996, by and between the Company and Mr. Parrott. See "Employment and Severance Agreements."

     Option Exercises and Year-End Holdings. The following table sets forth the aggregate number of options exercised in 1996 and the value of options held at the end of 1996 by the Company's Chief Executive Officer and five other most highly compensated executive officers.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND
                       FISCAL YEAR-END 1996 OPTION VALUES

                                                                    NUMBER OF
                                                                    SECURITIES           VALUE OF
                                                                    UNDERLYING          UNEXERCISED
                                                                   UNEXERCISED         IN-THE-MONEY
                                                                     OPTIONS              OPTIONS
                                                                    AT FISCAL            AT FISCAL
                                                                   YEAR-END(#)          YEAR-END($)
                                        SHARES                    --------------      ---------------
                                      ACQUIRED ON      VALUE       EXERCISABLE/        EXERCISABLE/
NAME                                  EXERCISE(#)   REALIZED($)   UNEXERCISABLE        UNEXERCISABLE
----                                  -----------   -----------   --------------      ---------------
Marcus E. Bromley...................     0             0          53,667/13,333       363,000/115,000
John T. Rippel......................     0             0          52,000/10,000       348,625/ 86,250
William M. Hammond..................     0             0          50,333/ 6,667       334,250/ 57,500
C. Jordan Clark.....................     0             0          37,900/10,000       256,975/ 86,250
Marvin R. Banks, Jr.................     0             0          33,200/10,000       226,425/ 86,250
Perry M. Parrott, Jr................     0             0          52,000/10,000(1)    348,625/ 86,250(1)

---------------

(1) In accordance with a severance agreement, dated November 11, 1996, by and between the Company and Mr. Parrott, all of Mr. Parrott's options became exercisable as of January 26, 1997. See "Employment and Severance Agreements."

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company has entered into one-year employment agreements (each an "Employment Agreement") with each of Messrs. Bromley, Rippel, Hammond, Clark and Banks (the "Executive Officers") that will continue in effect until January 1, 1998. Pursuant to their Employment Agreements, Mr. Bromley is serving as Chairman of the Board of Trustees and Chief Executive Officer of the Company, Mr. Rippel is serving as President and Chief Operating Officer of the Company, Mr. Hammond is serving as a Senior Vice President of the Company, Mr. Clark is serving as a Senior Vice President of the Company and Mr. Banks is serving as Chief Financial Officer of the Company. Base salaries for 1996 were as follows:
$180,000 for Mr. Bromley, $160,000 for Mr. Rippel and $152,000 for each of Messrs. Hammond, Clark and Banks. Base salaries for 1997 will remain unchanged. Each Employment Agreement provides for an annual review of base salary. In addition, the Compensation Committee of the Board may provide for additional compensation as a bonus should it determine that such compensation is appropriate in its discretion based on merit, the Company's anticipated financial performance and other criteria. See "Incentive Compensation Plan" for a more detailed description of bonus compensation. Pursuant to their Employment Agreements, the Company is, in general, required to purchase policies of life insurance for the benefit of each of the Executive Officers in the amount of $1,000,000 per policy. The related annual premium cost of the life insurance policies was $14,700 in total for 1996. The Company maintains a comprehensive medical plan for the benefit of the Executive Officers and that of their immediate families and pays or reimburses each of the Executive Officers for the cost of disability insurance and provides them with a car allowance of approximately $500 per month. Each of the Executive Officers have agreed to devote substantially all of their working time to the business of the Company. Pursuant to their Employment Agreements, the Company has also agreed to indemnify each of the Executive Officers to the full extent permitted by law and subject to the Company's Amended and Restated Declaration of Trust and Second Amended and Restated Bylaws with respect to any actions commenced against such executive officer in his capacity as an officer or trustee or former officer or trustee of the Company, or any affiliate thereof for which he may serve in such capacity, and to advance any expenses incurred by such executive officers and trustees in defending such actions.

     If the employment of an Executive Officer is terminated by the Company during the year (i) without "good reason" (as defined in the relevant Employment Agreement), (ii) within six (6) months following a "change of control" (as defined in the relevant Employment Agreement) or (iii) upon the occurrence of certain other events, the terminated employee will be entitled to receive a severance payment (the "Severance Amount") equal to his base salary and bonus for the preceding year. Upon the termination of the employment of an Executive Officer by reason of death, his estate will be entitled to receive a payment equal to the Severance Amount, except that the amount of such benefit shall be zero if the proceeds of life insurance payable in connection with the Employment Agreement equal or exceed $1,000,000. The Employment Agreements provide that if an Executive Officer is terminated for "good reason" or voluntarily terminates his employment (other than termination which occurs within six (6) months following a "change of control"), no Severance Amount will be payable and such individual will not, without the prior written consent of the Board of Trustees, directly or indirectly, compete with the Company with respect to any multifamily apartment residential real estate property development, construction, acquisition or management activities then undertaken or being considered by the Company or directly or indirectly compete with the Company in any other multifamily apartment residential real estate property within thirty miles of any of the Company's properties, for a period of twelve months following the termination of employment with the Company.

     During 1996, Mr. Parrott resigned as an executive officer and trustee of the Company. Under the terms of a severance agreement dated November 11, 1996 between the Company and Mr. Parrott (the "Severance Agreement"), Mr. Parrott continued as a consultant to the Company through January 26, 1997 (the "Termination Date"), during which period he continued to receive his base salary and benefits. Pursuant to the terms of the Severance Agreement, prior to December 31, 1996, Mr. Parrott received a lump sum payment of $275,000 (less all normal deductions), representing Mr. Parrott's 1996 bonus as well as severance. In addition, all of Mr. Parrott's stock options that had not already vested according to their terms as of the Termination Date immediately became vested as of such date. Pursuant to the Severance Agreement, the Company also released Mr. Parrott from the terms of the non-competition provisions set forth in Mr. Parrott's employment agreement with the Company dated January 26, 1994. Additionally, the Company agreed that in the event Mr. Parrott is sued in his capacity as a former trustee of the Company, (i) Mr. Parrott would be entitled to coverage under the Board of Trustees' errors and omissions insurance to the extent applicable and
(ii) the Company would indemnify Mr. Parrott for all reasonable expenses incurred and any judgments against him to the extent that the Company, in its discretion, determines that his actions as trustee were proper.

SHARE PERFORMANCE GRAPH

     The following graph provides a comparison of cumulative total shareholder return for the period from January 19, 1994 (the date on which the Common Shares were first publicly traded) through December 31, 1996, among the Company, the Standard & Poor's ("S&P") 500 Index and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity REIT Total Return Index (the "Equity REIT Index"), an industry index of 166 equity REITs (including the Company). The Share Performance Graph assumes an investment of $100 in each of the Company and the two indexes, and the reinvestment of any dividends. Equity REITs are defined as those with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, the Company will provide any shareholder with a list of the REITs included in the Equity REIT Index. The historical information set forth below is not necessarily indicative of future performance. Data for the Equity REIT Index and the S&P 500 Index were provided to the Company by NAREIT.

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)            THE COMPANY          S&P 500       EQUITY REIT INDEX
JAN. '94                                      $100.00            $100.00            $100.00
JUNE '94                                      $107.53            $ 93.45            $102.33
DEC. '94                                      $100.86            $ 98.02            $100.25
JUNE '95                                      $100.66            $117.77            $105.97
DEC. '95                                      $117.18            $134.71            $115.56
JUNE '96                                      $125.38            $148.31            $123.44
DEC. '96                                      $161.07            $165.68            $156.31

             1994 SHARE OPTION PLAN AND INCENTIVE COMPENSATION PLAN

     The Company adopted the 1994 Share Option Plan to provide incentives to officers, employees and non-employee trustees. The Plan provides for the grant of options to purchase a specified number of Common Shares or the grant of Restricted Shares or Unrestricted Shares. The total number of options and Common Shares that may be issued under the Plan is limited to 8% of the sum of (i) the total number of Common Shares outstanding at the time of any grant under the 1994 Share Option Plan and (ii) the total number of Common Shares issuable upon the exchange of units of limited partnership ("Units") in the Operating Partnership that are outstanding at any such time (other than Units held by the Company or its subsidiaries).

     Each year, the Company establishes an incentive compensation plan (the "Incentive Compensation Plan") for certain executive officers of the Company. This plan provides for the payment of a bonus to such officers if certain Company and business unit performance objectives established for each individual are achieved. The amounts of the bonuses to participating officers are based on a formula determined for each officer by the Compensation Committee. The formula is based primarily upon improvement in Funds from Operations, computed on a per share basis, and secondarily on an evaluation of individual performance based on specific qualitative criteria.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

INTRODUCTION

     The Company's executive compensation program is intended to attract, retain and reward experienced, highly motivated executives who contribute to the Company's growth. The Compensation Committee of the Board of Trustees is currently composed of all four Independent Trustees. The Compensation Committee is responsible for setting base salaries for executive officers, administering the Incentive Compensation Plan and determining awards to executive officers under the Company's 1994 Share Option Plan. In addition to administering executive compensation, the Compensation Committee also administers the Company's 1994 Share Option Plan, reviews and makes recommendations regarding benefit plans and reviews from time to time succession planning for senior management.

COMPENSATION COMMITTEE PROCEDURES DURING 1996

     The Compensation Committee believes that at present the Company will be best served if:

     - Executive base salaries are kept at amounts approximating the median levels prevailing within the industry.

     - A part of each executive officer's compensation is contingent on the award of a cash bonus following a year-end review, which bonus will be based on growth of the Company's Funds from Operations and on the executive's performance of direct functional responsibilities as well as Company-wide responsibilities.

     - Executive officers are given significant equity-based awards as an incentive both to perform effectively and to remain with the Company.

     - The combination of base salary, annual cash bonus and equity-based awards is targeted to provide the executive officers with compensation that is at or approximates the median level for the industry if the Company performs at a level of performance that is targeted each year by the Compensation Committee and at a higher level than the median industry level if the Company's performance exceeds such target.

     The Compensation Committee believes that at present this arrangement will serve to motivate the Company's executive officers and to align the incentives of the executive officers with the interest of the Company's shareholders in long-term growth of Funds from Operations and increases in share value.

BASE SALARY

     Following the completion of the 1996 year, the Compensation Committee reviewed the Company's growth and financial performance during 1996 as well as each executive officer's performance, tenure with the Company and its predecessors, and industry experience. The Committee also reviewed surveys of compensation in relevant industry categories. Based on its evaluation of these factors and guidelines, and the continuing determination of the Committee and senior management that the Company would be best served if total compensation (including bonuses and equity-based awards) of executive officers remained at amounts approximating the median level for the industry, the Compensation Committee determined to maintain 1997 base salaries for executive officers at their 1996 levels. Thus, the 1997 base salary for Mr. Bromley is $180,000, for Mr. Rippel is $160,000 and for Messrs. Hammond, Banks and Clark is $152,000. Each executive officer entered into a new employment agreement with the Company in 1997 for a one year term. While such employment agreements will automatically renew for additional one year terms unless a notice to the contrary effect is given by either party, the employment agreements do not provide for annual automatic increases in base salary.

BONUSES

     The Committee previously established an Incentive Compensation Plan that outlined the criteria by which cash bonuses for service in 1996 would be determined. The Incentive Compensation Plan provided that each executive officer could achieve a cash bonus based on the achievement of a targeted rate of growth in the Company's Funds from Operations and a cash bonus based on the Committee's subjective evaluation of such executive officer's individual performance as judged against specific goals based on business function and Company-wide responsibilities.

     In 1997 the Compensation Committee applied the criteria it had established in the 1996 Incentive Compensation Plan by (i) evaluating the growth in the Company's Funds from Operations, and (ii) evaluating each executive officer's performance against the criteria established for his position. Based on such evaluation, the Committee awarded the bonuses described in "Compensation of Trustees and Executive Officers -- Summary Compensation Table." Because of the awarding of the share grants described below, each executive officer's cash bonus for 1996 was less than the cash bonus awarded such officer in 1995.

     The Compensation Committee has not yet determined the terms of the 1997 Incentive Compensation Plan. However, the Committee expects that executive officers will again be eligible to receive a cash bonus which is targeted to be in the range of 40% to 50% of base salary if targeted financial performance is achieved but which can be as much as 100% of base salary if financial performance significantly exceeds this target. For each executive officer, a portion of such bonus (determined in advance by the Committee) will be determined by the achievement of a Funds from Operations target and the remaining portion by an evaluation of performance within the officer's business unit or function. Each officer's evaluation will be made against specific criteria that the Committee will develop with the aid, where appropriate, of the Chief Executive Officer.

EQUITY-BASED AWARDS

     The Committee believes that the possibility to earn grants of Common Shares under the 1994 Share Option Plan will prove to be a motivating award and an effective tool for retaining experienced and talented executives. Last year, the Committee announced its intention to award Common Shares following the end of 1996 if the growth of the Company's Funds from Operations warranted, in the opinion of the Committee, such awards. Based on the Company achieving FFO growth in excess of the target set by the Committee, the Committee awarded 45,000 Common Shares to executive officers and 23,910 Common Shares to other employees. One-third of each award consisted of Unrestricted Shares and two-thirds consisted of Restricted Shares that vest over two years. As stated above, the Committee believes the grant of the Unrestricted Shares and the benefit from the vesting of the Restricted Shares will motivate officers and promote the retention of executives.

     No option grants were made to executive officers in 1996 or following the year end in respect of 1996. 249,600 options were granted on May 28, 1996, to other employees.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In determining the compensation of the chief executive officer, the Compensation Committee applies the same philosophy and procedures as are applied to other executive officers. The Committee evaluated the Company's financial performance during 1996 as well as Mr. Bromley's tenure with the Company and its predecessors, his industry experience, and his performance during the 1996 fiscal year. As discussed above, the Committee decided to not raise executive officer base salaries for 1997 and therefore Mr. Bromley's base salary was maintained at $180,000.

     In accordance with the cash incentive criteria established in the 1996 Incentive Compensation Plan described above, the Committee awarded Mr. Bromley a cash bonus of $85,000 in respect of Company-wide and individual performance during 1996. On February 21, 1997, Mr. Bromley was granted 4,000 Unrestricted Shares and 8,000 Restricted Shares which vest in two equal installments on January 1, 1998 and January 1, 1999 (subject, in general, to continued service by Mr. Bromley with the Company and other terms and conditions set forth in a Restricted Share Agreement).

OTHER

     The Securities and Exchange Commission requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code, which limits the deductibility on the Company's tax return of compensation over $1 million to any of the named executive officers of the Company unless the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's shareholders. The Company did not pay any compensation during 1996 that would be subject to
Section 162(m). The Company believes that, because it qualifies as a REIT under the Internal Revenue Code and therefore is not subject to federal income taxes on its income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect the Company's net income, although to the extent that compensation does not qualify for deduction under Section 162(m) a larger portion of shareholder distributions may be subject to federal income taxation as dividend income rather than return of capital. The Company does not believe that Section 162(m) will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder. For these reasons, the Compensation Committee's compensation policy and practices are not directly governed by Section 162(m).

                                David M. Holland
                                Peter D. Linneman
                                Lauralee E. Martin
                                John W. McIntyre

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Holland, Linneman, McIntyre and Ms. Martin. None of them has served as an officer of the Company or has any other business relationship or affiliation with the Company, except his or her service as a trustee.

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

     The following table sets forth the beneficial ownership of Common Shares as of February 28, 1997 (unless otherwise noted) for (i) trustees and executive officers of the Company, (ii) each person who beneficially owns more than 5% of the outstanding Common Shares of the Company and (iii) the trustees (including Independent Trustees) and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares represents the number of Common Shares and Units held by the person. Each Unit may be presented to the Operating Partnership for redemption at a cash price equal to the market value of one Common Share, except that the Company may acquire any Unit so presented for such cash price or for one Common Share. The Company has publicly disclosed its intention to acquire Units presented for redemption for Common Shares. The extent to which the persons hold Common Shares as opposed to Units is set forth in the footnotes. Under the 1994 Share Option Plan, following the 1997 Annual Meeting each Independent Trustee will be granted an option to purchase 5,000 Common Shares at an exercise price equal to the fair market value of a Common Share on the date of grant; such grant is not reflected in the information set forth below.

                                                       NUMBER OF
            NAME AND BUSINESS ADDRESS               SHARES AND UNITS     PERCENT OF         PERCENT OF
              OF BENEFICIAL OWNERS                 BENEFICIALLY OWNED   ALL SHARES(1)   ALL SHARES/UNITS(2)
            -------------------------              ------------------   -------------   -------------------
TRUSTEES AND EXECUTIVE OFFICERS
Marcus E. Bromley(3).............................        315,055             1.6%               1.4%
John T. Rippel(4)................................        405,207             2.1                1.8
William M. Hammond(5)............................        120,545              *                 *
C. Jordan Clark(6)...............................        170,843              *                 *
Marvin R. Banks, Jr.(7)..........................         92,413              *                 *
David M. Holland(8)..............................          9,700              *                 *
Peter D. Linneman(9).............................          8,500              *                 *
Lauralee E. Martin(10)...........................          8,000              *                 *
John W. McIntyre(11).............................          9,000              *                 *
  2859 Paces Ferry Road,
  Overlook III, Suite 1450
  Atlanta, GA 30339
All trustees and executive officers as a group (9
  persons).......................................      1,139,263             5.7                5.0
5% HOLDERS
Stichting Pensioenfonds ABP (12).................      1,435,000             7.4                6.3
  Oude Lindestraat 70; post bus
  2889, 6401 DL Heerlen,
  The Netherlands
The Prudential Insurance Company of
  America(13)....................................      1,011,700             5.2                4.4
  751 Broad Street
  Newark, New Jersey 07102

---------------

* Less than 1%

 (1) Assumes that all Units held by the person are presented to the Operating Partnership for redemption and acquired by the Company for Common Shares. The total number of shares outstanding used in calculating this percentage assumes that none of the Units held by other persons are presented to the Operating Partnership for redemption and acquired by the Company for Common Shares.

 (2) Assumes that all Units held by the person are presented to the Operating Partnership for redemption and acquired by the Company for Common Shares. In addition, the total number of shares used in calculating this percentage assumes that all of the Units outstanding held by all persons other than the Company are presented to the Operating Partnership for redemption and acquired by the Company for Common Shares.

 (3) The indicated ownership includes 61,282 Common Shares (including 8,000 Restricted Shares), 155,009 Units, options to purchase 53,667 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1997 and 45,097 Common Shares owned by Mr. Bromley's minor children, with respect to which Common Shares Mr. Bromley disclaims beneficial ownership. The indicated ownership does not include 12,400 shares donated by Mr. Bromley to the Metropolitan Atlanta Community Foundation, Inc. in which Common Shares Mr. Bromley does not have a pecuniary interest.

 (4) The indicated ownership includes 105,793 Common Shares (including 6,600 Restricted Shares), 247,414 Units and options to purchase 52,000 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1997.

 (5) The indicated ownership includes 5,100 Common Shares (including 3,400 Restricted Shares), 65,112 Units and options to purchase 50,333 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1997.

 (6) The indicated ownership includes 23,778 Common Shares (including 6,000 Restricted Shares), 105,165 Units, options to purchase 37,900 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1997, 2,000 Common Shares owned by Mr. Clark's minor children, with respect to which Common Shares Mr. Clark disclaims beneficial ownership and 2,000 Common Shares owned by Mr. Clark's spouse, with respect to which Common Shares Mr. Clark disclaims beneficial ownership.

 (7) The indicated ownership includes 16,546 Common Shares (including 6,000 Restricted Shares), 42,667 Units and options to purchase 33,200 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1997.

 (8) The indicated ownership includes 1,500 Common Shares, options to purchase 8,000 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1997 and 200 Common Shares owned by Mr. Holland's spouse, with respect to which Common Shares Mr. Holland disclaims beneficial ownership.

 (9) The indicated ownership includes 500 Common Shares and options to purchase 8,000 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1997.

(10) The indicated ownership includes options to purchase 8,000 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1997.

(11) The indicated ownership includes 1,000 Common Shares and options to purchase 8,000 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1997.

(12) The indicated ownership is as of September 26, 1996 and is based solely on a Schedule 13D provided by this entity to the Company.

(13) The indicated ownership is as of December 31, 1996 and is based solely on a
     Schedule 13G provided by this entity to the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and trustees, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, trustees and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, trustees and greater than 10% beneficial owners were satisfied.

                                 OTHER MATTERS

INDEPENDENT AUDITORS

     The accounting firm of Arthur Andersen LLP has served as the Company's independent auditors since the Company's formation in October, 1993. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Shares.

SHAREHOLDER PROPOSALS

     Any shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company's 1998 Annual Meeting must be received by the Company on or before December 1, 1997 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Trustees in connection with such meeting.

     Any shareholder proposals intended to be presented at the Company's 1998 Annual Meeting, other than a shareholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company no later than February 27, 1998, nor prior to November 14, 1997, together with all supporting documentation required by the Company's Second Amended and Restated Bylaws.

OTHER MATTERS

     The Board of Trustees does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                                                      1276-PS-97

                                                                APPENDIX

                                 DETACH HERE


                                  P R O X Y


                           GABLES RESIDENTIAL TRUST
       2859 PACES FERRY ROAD, OVERLOOK III, SUITE 1450, ATLANTA, GA 30339
                           PROXY FOR COMMON SHARES
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


        The undersigned hereby appoints Marcus E. Bromley and Marvin R. Banks, Jr., and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of Gables Residential Trust, to be held at the Vinings Club located in the office building of the Company's headquarters at 2859 Paces Ferry Road, Atlanta, Georgia, 30339 on Tuesday, May 13, 1997 at 9:00 a.m., and at any adjournments thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournments thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and the 1996 Annual Report to Shareholders.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE RESERVE
                                                                       SIDE

     Please mark
[X]  votes as in
     this example.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no instruction is indicated with respect to Item 1 below, the undersigned's votes will be cast in favor of such matter. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. To elect three Class III Trustees          2. To consider and act upon any
   to hold office until the 2000                 matters incidental to the
   Annual Meeting of Shareholders                foregoing or any other matters
   and until their successors are                which may properly come before
   duly elected and qualified:                   the meeting or any adjournments
                                                 thereof.
Nominees: John T. Rippel, Peter D.
          Linneman and Lauralee E.
          Martin

              FOR           WITHHELD
              [ ]             [ ]



[ ]
   --------------------------------------
   For all nominees except as noted above         MARK HERE
                                                  FOR ADDRESS   [ ]
                                                  CHANGE AND
                                                  NOTE AT LEFT

                                        For joint accounts, each owner should
                                        sign.  Executors, administrators,
                                        trustees, corporate officers and others
                                        acting in a representative capacity
                                        should give full title or authority.



Signature:                    Date:        Signature:               Date:
          -------------------      -------           --------------      ------